SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 22, 2009

Ibex Resources Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-153881	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100-11245 Valley Ridge Dr. N.W. , Calgary, Alberta Canada	T3B 5V4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  403-922-8562

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 22, 2009, the board of directors appointed Ms. Lauren Notar to act as our Vice President of Operations.

From 2009 to present, Mr. Notar has been employed at Proud Peach Facial Waxing and Cream.  From 2008 to 2009, she was with Dolphin Enterprises in the software department.  From 2007-2008, she worked with investor relations at Ryland Oil and Gas.  From 2005 to 2007 she was an investment advisor at Global Securities Corporation.  From 2002 to 2005, she was an investment advisor with Canaccord Capital Corporation.

There are no family relationships between Ms. Notar and any of our directors or executive officers.

Ms. Notar has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.  At this time, we do not have any employment agreement with Ms. Notar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ibex Resources Corp.

/s/ Harry Bygdnes
Harry Bygdnes
President, Director

Date: September 22, 2009